Exhibit 3.46

CERTIFICATE OF AMENDMENT

OF

CKB, INC.

WE, the undersigned President and Secretary of CKB, INC. do hereby certify as follows:

That at a special meeting of said corporation held at the offices of Murphy and Carlisle, Attorneys at Law, 16 East Spring Street, Fayetteville, Arkansas, 72701 on the 3rd day of August, 1998, pursuant to notice thereof as required by law, it was moved, seconded and unanimously passed that the Articles of Incorporation be adopted and amended as follows and that the same be filed with the office of the Secretary of the State of Arkansas as required by law:

FIRST: The name of the corporation shall be: RT ARKANSAS CLUB, INC.

THIRD: This corporation is a mutual-benefit Corporation and the purpose or purposes for which the corporation is organized are:

A. To provide and engage in social, recreational and educational activities;

B. to perform and engage in any and all necessary and incidental acts as may be required from time to time or as may be necessary or proper to carry forth the purposes, activities and intent of this corporation;

C. to conduct and operate a non-profit corporation and private club as contemplated by Ark. Stat. Ann. 4-33-101, et seq., as amended. The Arkansas Non-profit Corporation Act, as amended, and other applicable statutes from which no member shall obtain or receive any pecuniary gain;

D. to conduct and operate a non-profit corporation possessed of any and all other powers and authority granted by the Arkansas Non-profit Corporation Act, as amended, and other applicable statutes.

SEVENTH: The principal office or place of business of this corporation shall be located at 1402 S. Walton Blvd., Bentonville, AR 72712. The address of the principal office or place of business shall be 1402 S. Walton Blvd., Bentonville, AR 72712. The resident agent of this corporation is Derrick Melugin.

IN WITNESS WHEREOF, the President and Secretary have made and subscribed this Certificate of Amendment this 3rd day of August, 1998.

/s/ J. Russell Mothershed
President

/s/ Daniel T. Cronk
Secretary

ACKNOWLEDGMENT

STATE OF TENNESSEE

COUNTY OF BLOUNT

BE IT REMEMBERED, that on this 3rd day of August, 1998 personally appeared before me, a Notary Public, within and for the State and County aforesaid, JAMES RUSSELL MOTHERSHED and DANIEL T. CRONK, President and Secretary, respectively, of the foregoing corporation, known to me personally to be such, and acknowledged same to be the act and deed of the signers and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Danita Janson
NOTARY PUBLIC

My Commission Expires:

January 21, 2001

IN THE CIRCUIT COURT OF WASHINGTON COUNTY, ARKANSAS

IN THE MATTER OF THE INCORPORATION OF CKB, INC.

CIV-80-893’

ORDER APPROVING THE INCORPORATION

OF A NONPROFIT CORPORATION

Now on this 8th day of August, 1980, comes on for hearing the petition for an order of this court approving the incorporation of the proposed nonprofit corporation, CKB, INC. From said petition, the Articles of Incorporation, representations of counsel and other facts and matters appearing before the Court, the Court finds:

1. That the Articles of Incorporation conform to the law.

2. That the incorporation of CKB, INC. is for a lawful purpose and is in the best interests of the public.

IT IS, THEREFORE, BY THE COURT CONSIDERED, ORDERED AND ADJUDGED that the incorporation of the above named non-profit corporation is hereby approved.

IT IS SO ORDERED.

/s/ Paul Jameson
CIRCUIT JUDGE

ARTICLES OF INCORPORATION

OF

CKB, INC.

WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of Act 176 of the General Assembly of the State of Arkansas of 1963, as Amended, DO HEREBY CERTIFY AS FOLLOWS:

FIRST: The name of this corporation is CKB, INC. SECOND: The period of existence of this corporation is perpetual.

THIRD: The purposes for which this corporation is organized , are as follows, to-wit:

1. To encourage, assist, and carryon basic scientific research in the culinary arts.

2. To foster high standards in research and education.

3. To collect, disseminate, and generate financial support for meritorious research and educational activities particularly relating to culinary activities.

4. To engage generally in any causes or objects similar to the above mentioned, in order to promote research and education.

5. To conduct a nonprofit corporation from which no member shall obtain or receive any pecuniary gain.

FOURTH: The corporation shall issue no capital stock, and shall be composed of and controlled by members rather than stockholders.

FIFTH: The corporation shall be a nonprofit corporation for the general benefit of the public, but the private property of its members shall never be liable for its corporate debts.

SIXTH: The powers of the corporation shall be as follows:

1. To have perpetual succession by its corporation name.

2. To sue and be sued, complain and defend, in its corporate name.

3. To purchase, take, receive, lease, take by gift, devise or bequest,, or otherwise acquire, own, hold, improve, use and otherwise deal in and with real or personal property, or any interest therein wherever situated.

4. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise deal in and with real or personal property, or any interest therein, and otherwise dispose of all or any part of its property and assets.

5. To make contracts and incur liabilities; borrow money; issue its notes, bonds and other obligations; and secure any of its obligations by mortgage or pledge of all or any of its property franchises and income.

6. To manage its internal affairs in any desired manner so long as the provisions of laws are not violated.

7. To do any and all things necessary, convenient, useful or incidental to the attainment of its purpose as fully and to the same extent as natural persons lawfully might or could do so long as consistent with the provisions of this act.

SEVENTH: The principal place of business of this corporation shall be 521 W. Ash St., Fayetteville, Arkansas, and the resident agent for service for the corporation at such address is Carlon Bassett.

EIGHTH: The number of members of the Board of Directors shall be set by the By-Laws, and their terms of office shall be for one year, or until their successors have been elected.

NINTH: Upon the dissolution of the corporation, the board of trustees shall, after paying or making provision for the payment of all of the liabilities of the corporation, dispose of all of the assets of the corporation exclusively for the purposes of the corporation in such manner, or to such charitable, educational, religious, literary or scientific purposes as shall at the time qualify as an exempt organization or organizations under Section 501 (c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. §501(c)(3)), or the corresponding provision of any future United States Internal Revenue Law, as the board of trustees shall determine. Any such assets not so disposed of shall be disposed of by the Circuit Court of the county in which the principal office of the corporation is then located, exclusively for such purposes or to such organization or organizations, as said court shall determine, which are organized and operated exclusively for such purposes.

TENTH: The corporation shall not engage in any activities not in furtherance of the purposes herein established.

ELEVENTH: The corporation shall not engage in any activities or be operated in such manner as to cause it to become a private foundation within the meaning of the Internal Revenue Code of 1954 as Amended.

TWELFTH: Carlon Bassett, 2554 Stanton Ave., Fayetteville, Arkansas, and Richard L. Miller, P.O. Box 205, Fayetteville, Arkansas, shall constitute the initial board of directors of the corporation herein.

THIRTEENTH: The incorporators herein are Carlon Bassett and Richard L. Miller, who also make up the initial board of directors as set out above.

IN WITNESS WHEREOF, we have hereunto set our hands this 4th day of August, 1980.

/s/ Carlon Bassett

/s/ Richard L. Miller

VERIFICATION

I, Carlon Bassett, an incorporator in the above articles of incorporation, state that the facts outlined above are true and correct to the best of my knowledge and belief.

SWORN to by me this 4th day of August, 1980.

/s/ Carlon Bassett
Carlon Bassett

STATE OF ARKANSAS

COUNTY OF WASHINGTON

SUBSCRIBED and sworn to before me, the undersigned Notary Public on this 4th day of August, 1980.

/s/ F.H. Martin, Jr.
Notary Public

My Commission Expires: 8-25-80